UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 6, 2026
Date of Report (date of earliest event reported)
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Burke & Herbert Financial Services Corp.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation or organization)	001-41633 (Commission File Number)	92-0289417 (I.R.S. Employer Identification Number)
100 S. Fairfax Street Alexandria, VA 22314
(Address of principal executive offices and zip code)
(703) 666-3555
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.50	BHRB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously disclosed on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 28, 2026, Burke & Herbert Financial Services Corp. (the “Company”) announced the retirement of H. Charles Maddy, III as the President of the Company and Burke & Herbert Bank & Trust Company (the “Bank”) effective June 30, 2026.
Existing Retirement Benefits
Upon retirement, Mr. Maddy will receive such separation benefits in accordance with the existing terms of his employment agreement with the Bank dated August 24, 2023 (the “Employment Agreement”) and will be eligible for a cash incentive under the 2026 Incentive Plan with the payout determined on actual achievement of the underlying financial metrics, Bank-wide strategic initiatives and individual goals and reduced pro-rata based on the retirement date of June 30, 2026. In addition, Mr. Maddy will receive defined annual benefits under the terms of his existing Executive Salary Continuation Agreement with Summit Community Bank, Inc. (“Summit”) and the Supplemental Executive Retirement Plan with Summit, both of which were assumed by the Company. The Bank will also continue to maintain the Life Insurance Endorsement Method Split Dollar Plan Agreement with Mr. Maddy in accordance with its terms.
Separation Agreement
In connection with Mr. Maddy’s retirement, on July 6, 2026, the Company, the Bank and Mr. Maddy entered into a Separation and Release of Claims (the “Separation Agreement”), pursuant to which, in exchange for Mr. Maddy’s execution and non-revocation of the Separation Agreement, and his compliance with the obligations set forth in the Separation Agreement, including a general waiver and release of any claims against the Company and its affiliates and compliance with covenants relating to confidentiality, non-disparagement, non-competition and non-solicitation, Mr. Maddy is entitled to: (i) a cash severance benefit equal to $558,334.40, which is the value of Mr. Maddy’s base salary for the remaining ten (10) month term of his Employment Agreement, payable in a lump sum payment; (ii) the transfer of ownership of a Company vehicle with a fair value of $58,400; (iii) subject to Mr. Maddy’s timely election of COBRA continuation coverage, the Company’s payment of the COBRA coverage necessary to continue medical, dental and vision coverage for Mr. Maddy and his eligible dependent for ten (10) months; and (iv) accelerated vesting of the 6,673.32 unvested performance-based restricted stock units (“PRSUs”) awarded to Mr. Maddy on May 6, 2024, and January 23, 2025, under the Burke & Herbert Bank 2024-2025 Merger Incentive Plan that would have otherwise vested had Mr. Maddy remained employed with the Company through the applicable vesting dates. One (1) share of the Company’s common stock will be delivered to Mr. Maddy with respect to each such PRSU, subject to applicable withholding, by no later than March 15, 2027.
In connection with his retirement, Mr. Maddy received a retirement gift equal in value to approximately $35,375.
The foregoing is only a summary of the material terms of the Separation Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.
Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 7th day of July, 2026.

Burke & Herbert Financial Services Corp.

By:	/s/ Kirtan Parikh
Name:	Kirtan Parikh
Title:	Executive Vice President, CFO